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                                                           EXHIBIT 23.4



                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   We hereby consent to the inclusion in this Registration Statement on Form S-4 of U.S. Office Products Company of our report dated October 26, 1995, relating to the financial statements of Oak Brook Office Supply and Equipment Corporation. We also consent to the reference to us under the caption "Experts" in this Registration Statement.



Oak Brook, Illinois                         /s/ Crowe, Chizek and Company LLP
September 24, 1996                          Crowe, Chizek and Company LLP